MUNDER SERIES TRUST
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION Agreement
is made as of this
 17th day of May, 2005, by Munder Series Trust,
a Delaware statutory
trust (Trust), with its principal place of
business at 480 Pierce
Street, Birmingham, Michigan 48009, on behalf
of the Munder Tax-Free
 Short & Intermediate Bond Fund (Acquiring Fund),
a separate series
 of the Trust, and the Munder Tax-Free Bond Fund
 (Acquired Fund),
also a separate series of the Trust.
This Agreement is intended to be and is adopted
as a plan of
reorganization and liquidation within the meaning
 of Section 368(a)(1) of the United States Internal
Revenue Code of 1986, as amended (Code).
The reorganization and liquidation will consist of
(1) the sale, assignment, conveyance, transfer and
 delivery of all of the property and assets of the
Acquired Fund to the Acquiring Fund in exchange
solely for shares of beneficial interest of Class A,
Class B, Class C, Class K and Class Y shares of the
Acquiring Fund (Acquiring Fund Shares) corresponding
to the classes of outstanding shares of beneficial
nterest of the Acquired Fund (Acquired Fund Shares),
as described herein, (2) the assumption by the Acquiring
Fund of all liabilities of the Acquired Fund, and (3)
the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation
f the Acquired Fund, as provided herein (Reorganization),
all upon the terms and conditions hereinafter set forth in
this Agreement.
WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of the Trust, a registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
WHEREAS, the Trustees of the Trust have determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property
 and assets of the Acquired Fund for Acquiring Fund Shares
 and the assumption of all liabilities of the Acquired Fund
by the Acquiring Fund is in the best interests of the
Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and
WHEREAS, the Trustees of the Trust also have determined,
 with respect to the Acquired Fund, that the sale,
assignment, conveyance, transfer and delivery of all of
the property and assets of the Acquired Fund for
Acquiring Fund Shares and the assumption of all liabilities
of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not
 be diluted as a result of this transaction;
NOW, THEREFORE, in consideration of the premises and of
the covenants and agreements hereinafter set forth, the
 parties hereto covenant and agree as follows:
1. 	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE
ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES,
THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES
 AND THE LIQUIDATION OF THE ACQUIRED FUND
      1.1. 	Subject to the requisite
approval of the Acquired Fund shareholders
and the other terms and conditions herein
set forth and on the basis of the representations
 and warranties contained herein, the
Acquired Fund agrees to sell, assign, convey,
 transfer and deliver all of the property and
 assets of the Acquired Fund, as set forth in
 paragraph 1.2, to the Acquiring Fund, and
the Acquiring Fund agrees in exchange
therefor: (i) to deliver to the Acquired
Fund the number of full and fractional
Class A, Class B, Class C, Class K and
Class Y Acquiring Fund Shares determined
by dividing the value of the Acquired Funds
 net assets with respect to each
corresponding class of Acquired Fund Shares,
computed in the manner and as of the time and
date set forth in paragraph 2.1, by the net
asset value of one Acquiring Fund Share of
the corresponding class, computed in the
 manner and as of the time and date set
forth in paragraph 2.2; and (ii) to assume
 all liabilities of the Acquired Fund,
as set forth in paragraph 1.3.  Such
transactions shall take place on the
date of the closing provided for in
paragraph 3.1 (Closing Date).
      1.2. 	The property and assets
of the Trust attributable to the Acquired
 Fund to be acquired by the Acquiring Fund
 shall consist of all property and assets,
including, without limitation, all rights,
 cash, securities, commodities and futures
interests and dividends or interests
receivable that are owned by the Acquired
Fund and any deferred or prepaid expenses
 shown as an asset on the books of the
Acquired Fund on the Valuation Date as
defined in paragraph 2.1 (collectively,
 Assets).  The Acquired Fund will sell,
 assign, convey, transfer and deliver to
the Acquiring Fund any rights, stock dividends,
or other securities received by the Acquired
 Fund after the Closing Date as stock dividends
 or other distributions on or with respect to
the property and assets transferred, which
rights, stock dividends, and other securities
shall be deemed included in the property and
assets transferred to the Acquiring Fund at
the Closing Date and shall not be separately
valued, in which case any such distribution
that remains unpaid as of the Closing Date
shall be included in the determination of
the value of the assets of the Acquired Fund
acquired by the Acquiring Fund.
      1.3. 	The Acquired Fund will make
reasonable efforts to discharge all of its
known liabilities and obligations prior to
 the Valuation Date.  The Acquiring Fund
shall assume all of the liabilities of the
Acquired Fund, whether accrued or contingent,
 known or unknown, existing at the Valuation
Date (collectively, Liabilities).  On or
as soon as practicable prior to the Closing
 Date, the Acquired Fund will declare and
pay to its shareholders of record one or
 more dividends and/or other distributions
 so that it will have distributed
substantially all (and in no event less
 than 98) of its investment company taxable
 income (computed without regard to any
deduction for dividends paid) and realized
 net capital gain (after reduction for any
available capital loss carryover), if any,
for the current taxable year through the
Closing Date.
      1.4. 	Immediately following the
actions contemplated by paragraph 1.1, the
Trust shall take such actions necessary to
complete the liquidation of the Acquired Fund.
To complete the liquidation, the Trust, on
behalf of the Acquired Fund, shall (a)
distribute to the Acquired Fund s shareholders
 of record with respect to each class of its
shares as of the Closing as defined in
paragraph 3.1 (Acquired Fund Shareholders),
 on a pro rata basis within that class, the
Acquiring Fund Shares of the corresponding
class received by the Acquired Fund pursuant
to paragraph 1.1 and (b) completely liquidate.
  Such distribution and liquidation will be
accomplished, with respect to each class of
the Acquired Fund s shares, by the transfer
of the Acquiring Fund Shares then credited
to the account of the Acquired Fund on the
books of the Acquiring Fund to open accounts
 on the share records of the Acquiring Fund
in the names of the Acquired Fund Shareholders.
  The aggregate net asset value of Class A,
 Class B, Class C, Class K and Class Y Acquiring
Fund Shares to be so credited to Class A, Class B,
 Class C, Class K and Class Y Acquired Fund
Shareholders, respectively, shall, with respect
to each class, be equal to the aggregate net
 asset value of the Acquired Fund Shares of
the corresponding class owned by Acquired Fund
 Shareholders on the Closing Date.  All issued
and outstanding Acquired Fund Shares will
simultaneously be canceled on the books of
 the Acquired Fund.  The Acquiring Fund shall
not issue certificates representing the Class A,
Class B, Class C, Class K and Class Y Acquiring
Fund Shares in connection with the Reorganization.
      1.5. 	Ownership of Acquiring Fund Shares
will be shown on the books of the Acquiring Funds
Transfer Agent, as defined in paragraph 3.3.
      1.6. 	Any reporting responsibility of the
 Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities
and Exchange Commission (Commission), any state
 securities commission, and any Federal, state or
local tax authorities or any other relevant
regulatory authority, is and shall remain the
responsibility of the Acquired Fund.
2. 	VALUATION

      2.1. 	The value of the Assets shall be
 the value of such Assets as of the close of
business of the New York Stock Exchange and
after the declaration of any dividends on the
Closing Date (such time and date being hereinafter
 called the Valuation Date), computed using the
valuation procedures set forth in the then-current
prospectus and statement of additional information
with respect to the Acquired Fund and valuation
procedures established by the Trust s Board of Trustees.
      2.2. 	The net asset value of each Class A,
 Class B, Class C, Class K and Class Y Acquiring
 Fund Share shall be the net asset value per share
 computed with respect to that class as of the
Valuation Date, using the valuation procedures
 set forth in the Acquiring Fund s then-current
prospectus and statement of additional information,
 and valuation procedures established by the Trust s
 Board of Trustees.
      2.3. 	The number of the Class A, Class B,
 Class C, Class K and Class Y Acquiring Fund Shares
 to be issued (including fractional shares, if any)
in exchange for the Acquired Fund s Assets shall
 be determined with respect to each such class by
dividing the value of the net assets with respect
to the Class A, Class B, Class C, Class K and Class
 Y Acquired Fund Shares, as the case may be,
determined using the same valuation procedures
referred to in paragraph 2.1, by the net asset
value of a corresponding Acquiring Fund Share,
determined in accordance with paragraph 2.2.
      2.4. 	All computations of value shall be
 made by State Street Bank and Trust Company, in
its capacity as sub-administrator for the Trust,
and shall be subject to confirmation by the Trust s
 administrator.
3. 	CLOSING AND CLOSING DATE
      3.1. 	The Closing Date shall be August 12,
 2005, or such other date as the parties may agree.
All acts taking place at the closing of the transactions
 provided for in this Agreement (Closing) shall be
deemed to take place simultaneously as of the close of
 business on the Closing Date unless otherwise agreed
to by the parties.  The close of business on the Closing
Date shall be as of 4:00 p.m., Eastern Time.  The Closing
shall be held at the offices of the Trust.
      3.2. 	The Trust shall direct State Street Bank
and Trust Company, as custodian for the Acquired Fund
(Custodian), to deliver to the Trust at the Closing
 a certificate of an authorized officer of the Custodian
stating that (i) the Assets of the Acquired Fund have
 been delivered in proper form to the Acquiring Fund
within two business days prior to or on the Closing
Date, and (ii) all necessary taxes in connection
with the delivery of the Assets, including all
applicable Federal and state stock transfer
stamps, if any, have been paid or provision
for payment has been made.  The Acquired Funds
 portfolio securities represented by a
certificate or other written instrument
 shall be presented by the Custodian to
 those persons at the Custodian who have
 primary responsibility for the safekeeping
 of the assets of the Acquiring Fund, as
the Custodian also serves as the custodian
 for the Acquiring Fund.  Such presentation
 shall be made for examination no later than
 five business days preceding the Closing
Date, and such certificates and other written
 instruments shall be transferred and
delivered by the Acquired Fund as of the
Closing Date for the account of the Acquiring
 Fund duly endorsed in proper form for transfer
 in such condition as to constitute good
delivery thereof.  The Custodian shall deliver
 to those persons at the Custodian who have
primary responsibility for the safekeeping of
the assets of the Acquiring Fund as of the Closing
 Date by book entry, in accordance with the customary
practices of the Custodian and of each securities
depository, as defined in Rule 17f-4 under the
 Investment Company Act of 1940, as amended
1940 Act), in which the Acquired Funds Assets
 are deposited, the Acquired Funds Assets
deposited with such depositories.  The cash
 to be transferred by the Acquired Fund shall
 be delivered by wire transfer of Federal
funds on the Closing Date.
      3.3. 	The Trust shall direct PFPC,
 Inc., in its capacity as transfer agent for
 the Trust (Transfer Agent), to deliver to
the Trust at the Closing a certificate of an
authorized officer of the Transfer Agent stating
that its records contain the names and addresses
 of the Acquired Fund Shareholders and the number
and percentage ownership of outstanding Class A,
Class B, Class C, Class K and Class Y shares owned
 by each such shareholder immediately prior to the
 Closing.  The Secretary of the Trust shall confirm
that (a) the appropriate number of Acquiring Fund
Shares have been credited to the Acquired Fund s account
on the books of the Acquiring Fund pursuant to paragraph
 1.1 prior to the actions contemplated by paragraph 1.4
 and (b) the appropriate number of Acquiring Fund Shares
 have been credited to the accounts of the Acquired Fund
Shareholders on the books of the Acquiring Fund pursuant
 to paragraph 1.4.  At the Closing the Trust shall execute
 such bills of sale, checks, assignments, share
certificates, if any, receipts or other documents
as necessary to effect the Reorganization.
      3.4. 	In the event that on the Valuation
Date (a) the New York Stock Exchange or another
 primary trading market for portfolio securities
of the Acquiring Fund or the Acquired Fund (each,
an Exchange) shall be closed to trading or trading
thereupon shall be restricted, or (b) trading or the
reporting of trading on such Exchange or elsewhere
 shall be disrupted so that, in the judgment of the
Board of Trustees of the Trust, accurate appraisal
of the value of the net assets of the Acquiring Fund
or the Acquired Fund is impracticable, the Closing
Date shall be postponed until the first business day
 after the day when trading shall have been fully
resumed and reporting shall have been restored.
4. 	REPRESENTATIONS AND WARRANTIES
      4.1. 	Except as has been fully disclosed
to the Acquiring Fund prior to the date of this
Agreement in a written instrument executed by an
officer of the Trust, the Trust, on behalf of the
 Acquired Fund, represents and warrants to the
Acquiring Fund as follows:
            (a) 	The Acquired Fund is duly
 organized as a series of the Trust, which is a
statutory trust duly organized, validly existing
 and in good standing under the laws of the State
 of Delaware, with power under the Trusts
Declaration of Trust, as amended from time
to time (Declaration), to own all of its
Assets and to carry on its business as it
s now being conducted;
            (b) 	The Trust is a registered
 investment company classified as a management
company of the open-end type, and its registration
with the Commission as an investment company under
the 1940 Act, and the registration of the Class A,
 Class B, Class C, Class K and Class Y Acquired
 Fund Shares under the Securities Act of 1933,
as amended (1933 Act), is in full force and
effect;
            (c) 	No consent, approval,
authorization, or order of any court or
 governmental authority is required for the
 consummation by the Acquired Fund of the
transactions contemplated herein, except
such as may be required under the 1933 Act,
the Securities Exchange Act of 1934, as
amended (1934 Act), the 1940 Act and state
securities laws;
            (d) 	The current prospectus
and statement of additional information of the
Acquired Fund and each prospectus and statement
 of additional information of the Acquired Fund
used at all times prior to the date of this
 Agreement conforms or conformed at the time of
its use in all material respects to the applicable
equirements of the 1933 Act and the 1940 Act and
the rules and regulations of the Commission
thereunder; and does not or did not at the
time of its use include any untrue statement
 of a material fact or omit to state any
material fact required to be stated therein
or necessary to make the statements therein,
 in light of the circumstances under which
they were made, not materially misleading;
            (e) 	On the Valuation
Date, the Trust, on behalf of the Acquired
Fund, will have good and marketable title
to the Assets of the Acquired Fund and full
 right, power, and authority to sell, assign,
 transfer and deliver such Assets hereunder
free of any liens or other encumbrances, and
upon delivery and payment for such Assets,
the Trust, on behalf of the Acquiring Fund,
 will acquire good and marketable title
thereto, subject to no restrictions on the
 full transfer thereof, including such
restrictions as might arise under the 1933
 Act;
            (f) 	The Acquired Fund
is not engaged currently, and the execution,
 delivery and performance of this Agreement
will not result, in (i) a material violation
of the Trust s Declaration or By-Laws or of
any agreement, indenture, instrument, contract,
lease or other undertaking to which the Trust,
on behalf of the Acquired Fund, is a party or
by which it is bound, or (ii) the acceleration
 of any material obligation, or the imposition
 of any material penalty, under any agreement,
indenture, instrument, contract, lease, judgment
 or decree to which the Trust, on behalf of the
Acquired Fund, is a party or by which it is
bound;
            (g) 	All material contracts
or other commitments of the Acquired Fund (other
 than this Agreement and certain investment
contracts including options, futures, and
forward contracts) will terminate without
liability to the Acquired Fund on or prior
to the Closing Date;
            (h) 	No litigation or
administrative proceeding or investigation
 of or before any court or governmental body
is presently pending or, to the Trusts
 knowledge, threatened against the Trust,
with respect to the Acquired Fund or any
of its properties or assets, that, if adversely
determined, would materially and adversely affect
its financial condition or the conduct of its
business.  The Trust, on behalf of the Acquired
Fund, knows of no facts which might form the
basis for the institution of such proceedings
and is not a party to or subject to the
provisions of any order, decree or judgment
of any court or governmental body which
materially and adversely affects its business
or its ability to consummate the transactions
herein contemplated;
            (i) 	The Statement of Assets
 and Liabilities, Statements of Operations and
 Changes in Net Assets, and Schedule of
Investments of the Acquired Fund at June 30,
2004 have been audited by Ernst & Young LLP,
independent registered public accounting firm,
and are in accordance with accounting principles
generally accepted in the United States of
America (GAAP) consistently applied, and
 such statements present fairly, in all
aterial respects, the financial condition of
the Acquired Fund as of such date in
accordance with GAAP, and there are no known
 contingent liabilities of the Acquired Fund
 required to be reflected on a balance sheet
 (including the notes thereto) in accordance
with GAAP as of such date not disclosed therein;
            (j) 	Since June 30, 2004,
there has not been any material adverse change
in the Acquired Funds financial condition,
assets, liabilities or business, other than
changes occurring in the ordinary course of
 business, or any incurrence by the Acquired
 Fund of indebtedness other than in the ordinary
 course in accordance with the Acquired Fund s
investment restrictions.  For the purposes of
this subparagraph (j), a decline in net asset
value per share of Acquired Fund Shares due to
 declines in market values of securities held
by the Acquired Fund, the discharge of Acquired
Fund liabilities, or the redemption of Acquired
 Fund Shares by shareholders of the Acquired Fund
shall not constitute a material adverse change;
            (k) 	On the Closing Date, all
 Federal and other tax returns, dividend reporting
forms, and other tax-related reports of the Acquired
 Fund required by law to have been filed by such date
 (including any extensions) shall have been filed and
 are or will be correct in all material respects, and
 all Federal and other taxes shown as due or required
 to be shown as due on said returns and reports shall
have been paid or provision shall have been made for
the payment thereof and, to the best knowledge of the
Trust, no such return is currently under audit and no
 assessment has been asserted with respect to such
 returns;
            (l) 	For each taxable year of
its operation (including the taxable year ending
on the Closing Date), the Acquired Fund has met
(or will meet) the requirements of Subchapter M
of the Code for qualification as a regulated
 investment company, has been (or will be) eligible
 to and has computed (or will compute) its Federal
 income tax under Section 852 of the Code, and will
 have distributed all of its investment company
taxable income (computed without regard to any
deduction for dividends paid) and net capital
gain (as defined in the Code) that has accrued
through the Closing Date, and before the Closing
Date will have declared dividends sufficient to
 distribute all of its investment company taxable
 income (computed without regard to any deduction
 for dividends paid)  and net capital gain (after
 reduction for any available capital loss carryover)
 for the period ending on the Closing Date;
            (m) 	All issued and outstanding
 Acquired Fund Shares are, and on the Closing Date
 will be, duly and validly issued and outstanding,
 fully paid and non-assessable by the Trust and
 have been offered and sold in every state,
territory and the District of Columbia in
compliance in all material respects with
applicable registration requirements of the
 1933 Act and other securities laws.  All of
 the issued and outstanding Acquired Fund
Shares will, at the time of Closing, be held
 by the persons and in the amounts set forth
in the records of the Transfer Agent, on
 behalf of the Acquired Fund, as provided
in paragraph 3.3.  The Acquired Fund does
 not have outstanding any options, warrants
or other rights to subscribe for or purchase
 any of the Acquired Fund Shares, nor is
 there outstanding any security convertible
 into any of the Acquired Fund Shares;
            (n) 	The execution,
delivery and performance of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, if any, on the part of the Trustees of the Trust, on behalf of the Acquired

Fund, and, subject to the approval of the
 shareholders of the Acquired Fund, this
Agreement constitutes a valid and binding
obligation of the Trust, on behalf of the
Acquired Fund, enforceable in accordance
with its terms, subject, as to enforcement,
to bankruptcy, insolvency, reorganization,
moratorium and other laws relating to or
affecting creditors rights and to general
equity principles;
            (o) 	The information to
 be furnished by the Acquired Fund for use
in registration statements, proxy materials
 and other documents filed or to be filed
 with any Federal, state or local regulatory
 authority (including the National Association
of Securities Dealers, Inc.), which may be
necessary in connection with the transactions
contemplated hereby, shall be accurate and
complete in all material respects and shall
 comply in all material respects with Federal
 securities and other laws and regulations
thereunder applicable thereto; and
            (p) 	The combined proxy
statement and prospectus (Proxy Statement)
 to be included in the Registration Statement
 referred to in paragraph 5.5, insofar as it
relates to the Acquired Fund, will, on the
effective date of the Registration Statement
and on the Closing Date (i) not contain any
untrue statement of a material fact or omit
 to state a material fact required to be
stated therein or necessary to make the
statements therein, in light of the
circumstances under which such statements
were made, not materially misleading,
provided, however, that the representations
and warranties of this subparagraph (p)
shall not apply to statements in or
omissions from the Proxy Statement and the
 Registration Statement made in reliance upon
and in conformity with information that was
 furnished by the Acquiring Fund for use therein,
and (ii) comply in all material respects with the
provisions of the 1933 Act, the 1934 Act, and the
 1940 Act and the rules and regulations thereunder.
      4.2. 	Except as has been fully disclosed
 to the Acquired Fund prior to the date of this
 Agreement in a written instrument executed by
an officer of the Trust, the Trust, on behalf
of the Acquiring Fund, represents and warrants
to the Acquired Fund as follows:
            (a) 	The Acquiring Fund is
duly organized as a series of the Trust, which
 is a statutory trust duly organized, validly
 existing, and in good standing under the laws
 of the State of Delaware, with power under
the Trust s Declaration to own all of its
properties and assets and to carry on its
business as it is now being conducted;
            (b) 	The Trust is a
 registered investment company classified as
a management company of the open-end type,
and its registration with the Commission as
 an investment company under the 1940 Act
and the registration of the Class A, Class
 B, Class C, Class K and Class Y Acquiring
Fund Shares under the 1933 Act, is in full
force and effect;
            (c) 	No consent, approval,
authorization, or order of any court or
 governmental authority is required for the
consummation by the Acquiring Fund of the
transactions contemplated herein, except
such as may be required under the 1933 Act,
 the 1934 Act, the 1940 Act and state
 securities laws;
            (d) 	The current prospectus
and statement of additional information of the
 Acquiring Fund and each prospectus and statement
 of additional information of the Acquiring Fund
 used at all times prior to the date of this
Agreement conforms or conformed at the time of
 its use in all material respects to the
applicable requirements of the 1933 Act and
the 1940 Act and the rules and regulations of
 the Commission thereunder and does not or did
 not at the time of its use include any untrue
 statement of a material fact or omit to state
any material fact required to be stated therein
or necessary to make the statements therein, in
 light of the circumstances under which they
 were made, not materially misleading;
            (e) 	The Acquiring Fund is n
ot engaged currently, and the execution,
delivery and performance of this Agreement will
not result, in (i) a material violation of the
Trust s Declaration or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the
 Acquiring Fund, is a party or by which it is
 bound, or (ii) the acceleration of any material
 obligation, or the imposition of any material
 penalty, under any agreement, indenture,
instrument, contract, lease, judgment or decree
 to which the Trust, on behalf of the Acquiring
 Fund, is a party or by which it is bound;
            (f) 	No litigation or
administrative proceeding or investigation
of or before any court or governmental body
 is presently pending or, to its knowledge,
threatened against the Trust, with respect
 to the Acquiring Fund or any of the Acquiring
 Fund s properties or assets, that, if adversely
determined, would materially and adversely affect
 the Acquiring Funds financial condition or the
 conduct of its business.  The Trust, on behalf
of the Acquiring Fund, knows of no facts which
 might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment
of any court or governmental body which materially
 and adversely affects the Acquiring Funds
business or its ability to consummate the
transactions herein contemplated;
            (g) 	The Statement of
Assets and Liabilities, Statements of
Operations and Changes in Net Assets and
Schedule of Investments of the Acquiring Fund
 at June 30, 2004 have been audited by Ernst
& Young LLP, independent registered public a
ccounting firm, and are in accordance with
GAAP consistently applied, and such statements
 present fairly, in all material respects, the
 financial condition of the Acquiring Fund as
of such date in accordance with GAAP, and
there are no known contingent liabilities
of the Acquiring Fund required to be
reflected on a balance sheet (including
the notes thereto) in accordance with GAAP
 as of such date not disclosed therein;
            (h) 	Since June 30, 2004,
 there has not been any material adverse
change in the Acquiring Funds financial
condition, assets, liabilities or business,
 other than changes occurring in the ordinary
 course of business, or any incurrence by the
Acquiring Fund of indebtedness other than in
the ordinary course in accordance with the
Acquiring Funds investment restrictions.
 For purposes of this subparagraph (h), a
decline in net asset value per share of the
Acquiring Fund Shares due to declines in
 market values of securities held by the
Acquiring Fund, the discharge of Acquiring
 Fund liabilities, or the redemption of
Acquiring Fund Shares by shareholders of
 the Acquiring Fund, shall not constitute
 a material adverse change;
            (i) 	On the Closing Date,
 all Federal and other tax returns, dividend
 reporting forms, and other tax-related reports
 of the Acquiring Fund required by law to have
been filed by such date (including any
extensions) shall have been filed and are or
 will be correct in all material respects, and
all Federal and other taxes shown as due or
required to be shown as due on said returns
and reports shall have been paid or provision
shall have been made for the payment thereof,
 and to the best knowledge of the Trust no such
 return is currently under audit and no
 assessment has been asserted with respect
 to such returns;
            (j) 	For each taxable year
of its operation (including the taxable year
that includes the Closing Date), the Acquiring
Fund has met (or will meet) the requirements of
Subchapter M of the Code for qualification as a
regulated investment company, has been eligible
to (or will be eligible to) and has computed (o
r will compute) its Federal income tax under
Section 852 of the Code;
            (k) 	All issued and
outstanding Acquiring Fund Shares are, and on
the Closing Date will be, duly and validly
issued and outstanding, fully paid and
non-assessable by the Trust and have been
offered and sold in every state, territory
 and the District of Columbia in compliance
in all material respects with applicable
registration requirements of the 1933 Act
nd other securities laws.  The Acquiring
Fund does not have outstanding any options,
warrants or other rights to subscribe for or
 purchase any Acquiring Fund Shares, nor is
 there outstanding any security convertible
 into any Acquiring Fund Shares;
            (l) 	The execution,
delivery and performance of this Agreement
and the transactions contemplated herein,
have been duly authorized by all necessary
 action, if any, on the part of the Trustees
of the Trust, on behalf of the Acquiring Fund,
 and this Agreement constitutes a valid and
 binding obligation of the Trust, on behalf
 of the Acquiring Fund, enforceable in accordance
 with its terms, subject, as to enforcement,
to bankruptcy, insolvency, reorganization,
moratorium and other laws relating to or affecting
 creditors  rights and to general equity principles;
            (m) 	The Class A, Class B, Class
 C, Class K and Class Y Acquiring Fund Shares to be
issued and delivered to the Acquired Fund, for the
account of the Acquired Fund Shareholders, pursuant
 to the terms of this Agreement, will on the Closing
 Date have been duly authorized and, when so issued
 and delivered, will be duly and validly issued
 Acquiring Fund Shares, and will be fully paid
and non-assessable by the Acquiring Fund;
            (n) 	The information to be
furnished by the Acquiring Fund for use in the
 registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate
and complete in all material respects and shall comply
in all material respects with Federal securities and
 other laws and regulations applicable thereto; and
            (o) 	The Proxy Statement to be
included in the Registration Statement referred to
in paragraph 5.5 (and any amendment or supplement
thereto), insofar as it relates to the Acquiring
Fund and the Acquiring Fund Shares, will, from the
 effective date of the Registration Statement through
the date of the meeting of shareholders of the Acquired
Fund contemplated therein and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or ecessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph
 (o) shall not apply to statements in or omissions from
 the Proxy Statement and the Registration Statement made
in reliance upon and in conformity with information that
 was furnished by the Acquired Fund for use therein, and
 (ii) comply in all material respects with the provisions
 of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.
5. 	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED
FUND
      5.1. 	The Acquiring Fund and the Acquired Fund
 each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
      5.2. 	The Trust will call a meeting of the
shareholders of the Acquired Fund to consider and act
upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.
      5.3. 	The Acquired Fund covenants that the Class
 A, Class B, Class C, Class K and Class Y Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
      5.4. 	Subject to the provisions of this Agreement,
 the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      5.5. 	The Trust, on behalf of the Acquired Fund,
 will prepare and file a Proxy Statement (referred to in paragraph 4.1(p)) to be included in a Registration Statement on Form N-14 (Registration Statement), in compliance with the 1933 Act, the 1934 Act and the 1940 Act. The Acquired Fund will provide to the Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement
      5.6. 	The Acquiring Fund and the Acquired Fund
shall each use its reasonable best efforts to fulfill or
 obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
      5.7. 	The Trust, on behalf of the Acquired Fund,
shall execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action
 as may be necessary or desirable in order to (1) vest
 in and confirm (a) the title and possession of the Trust, on behalf of the Acquired Fund, of the Acquiring Fund
Shares to be delivered hereunder and (b) the title and possession of the Trust, on behalf of the Acquiring Fund, of all the Assets and (2) otherwise to carry out the
intent and purpose of this Agreement.
      5.8. 	The Acquiring Fund will use all reasonable
\efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED
FUND
      The obligations of the Trust, on
behalf of the Acquired
Fund, to consummate the transactions
provided for herein shall
 be subject, at the Trust s election, to the
 performance by the
 Trust, on behalf of the acquiring Fund, of
 all the obligations
 to be performed by it hereunder on or
before the Closing Date,
 and, in addition thereto, the following further
conditions:
      6.1. 	All representations and warranties
 of the Trust,
 on behalf of the Acquiring Fund, contained in this
 Agreement
shall be true and correct in all material
respects as of the date
hereof and, except as they may be affected
by the transactions
contemplated by this agreement, as of the
 Closing Date, with the
same force and effect as if made on
and as of the Closing Date;
      6.2. 	The Trust, on behalf of the
acquiring Fund, shall
 have delivered to the acquired Fund a
certificate executed by the
 Trust s President or Vice President and
its Treasurer or Assistant
 Treasurer, and dated as of the Closing Date,
to the effect that
the representations and warranties of the Trust,
on behalf of the
acquiring Fund, made in this agreement are true
 and correct at and
 as of the Closing Date, except as they may be
affected by the
 transactions contemplated by this agreement;
      6.3. 	The Trust, on behalf of the
 acquiring Fund, shall
 have performed all of the covenants and
complied with all of the
 provisions required by this agreement to be
performed or complied
 with by the Trust, on behalf of the acquiring
Fund, on or before
the Closing Date; and
      6.4. 	The number of full and
 fractional Class A, Class B,
 Class C, Class K and Class Y acquiring
Fund Shares to be issued in
 connection with the Reorganization shall
 have been calculated in
accordance with paragraph 1.1.
7. 	CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE ACQUIRING FUND
      The obligations of the Trust, on behalf
of the acquiring Fund,
 to complete the transactions provided for herein shall be subject, at the Trust s election, to the performance by the Trust, on behalf of the Acquired Fund, of all of the
 obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
      7.1. 	All representations and warranties of the
Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may
 be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
      7.2. 	The Trust shall have delivered to the
acquiring Fund a statement of the acquired Fund s assets
 and Liabilities, as of the Closing Date, certified by the
 Treasurer of the Trust;
      7.3. 	The Trust, on behalf of the Acquired Fund,
 shall have delivered to the acquiring Fund a certificate executed in the name of the acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer and dated as of the Closing Date to the effect that the representations and warranties of the Trust, on behalf of the Acquired Fund, made in this Agreement are true and
 correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
      7.4. 	The Trust, on behalf of the acquired
Fund, shall have performed all of the covenants and
complied with all of the provisions required by this Agreement to be performed or complied with by the
 Trust, on behalf of the acquired Fund, on or
 before the Closing Date;
      7.5. 	The number of full and fractional
Class A, Class B, Class C, Class K and Class Y
 Acquiring Fund Shares to be issued in connection
 with the Reorganization shall have been calculated
in accordance with paragraph 1.1; and
      7.6. 	The acquired Fund shall have declared
and paid a distribution or distributions prior to the
 Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders
(i) all of its investment company taxable income and all
 of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not
 otherwise already distributed.
8. 	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS
 OF THE ACQUIRING FUND AND THE ACQUIRED FUND
      If any of the conditions set forth below have
not been satisfied on or before the Closing Date with
 respect to the Trust, on behalf of the acquired Fund,
 or the Trust, on behalf of the acquiring Fund, the
Trust may, at its option, refuse to consummate the transactions contemplated by this Agreement:
      8.1. 	The Agreement and the transactions
contemplated herein shall have been approved by the
 requisite vote of the holders of the outstanding
shares of the Acquired Fund in accordance with the provisions of the Trusts Declaration and By-Laws, applicable Delaware law and the 1940 Act, and
 certified copies of the resolutions evidencing
such approval shall have been delivered to the
Acquiring Fund.  Notwithstanding anything herein
to the contrary, the Trust may not waive the
conditions set forth in this paragraph 8.1;
      8.2. 	On the Closing Date no action,
suit or other proceeding shall be pending or,
to the Trust s knowledge, threatened before any
 court or governmental agency in which it is sought
 to restrain or prohibit, or obtain damages or
other relief in connection with, this agreement
 or the transactions contemplated herein;
      8.3. 	All consents of other parties and
 all other consents, orders and permits of Federal,
state and local regulatory authorities deemed
necessary by the Trust to permit consummation,
in all material respects, of the transactions
contemplated hereby shall have been obtained,
except where failure to obtain any such consent,
order or permit would not involve a risk of a
material adverse effect on the assets or properties
 of the acquiring Fund or the acquired Fund;
      8.4. 	The Registration Statement shall have
 become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto,
 no investigation or proceeding for that purpose shall
have been instituted or be pending, threatened or contemplated under the 1933 Act; and
      8.5. 	The Trust shall have received the
opinion of counsel to the Trust addressed to the
 Trust substantially to the effect that, based upon
certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal
income tax purposes.  The delivery of such opinion
is conditioned upon receipt by counsel to the Trust
of representations it shall request of the Trust.
 Notwithstanding anything herein to the contrary,
the Trust may not consummate such transactions
contemplated by the Agreement if this condition
is not satisfied.
9. 	INDEMNIFICATION
      9.1. 	The Trust, out of the
acquiring Fund s
assets and property (including any amounts
 paid to the
 acquiring Fund pursuant to any applicable
liability
 insurance policies or indemnification
agreements),
 agrees to indemnify and hold harmless
 the acquired
 Fund from and against any and all losses,
 claims,
damages, liabilities or expenses (including,
 without
limitation, the payment of reasonable
legal fees and
reasonable costs of investigation) to which
the acquired
 Fund may become subject, insofar as such loss,
claim,
 damage, liability or expense (or actions with
 respect
 thereto) arises out of or is based on any
breach by the
acquiring Fund of any of its
representations, warranties,
covenants or agreements set forth
 in this agreement,
provided that such indemnification
by the Acquiring
 Fund is not in violation of any applicable law.
      9.2. 	The Trust, out of the acquired Funds
 assets and property (including any
amounts paid to
 the acquired Fund pursuant to any
 applicable liability
insurance policies or indemnification
 agreements),
agrees to indemnify and hold harmless
the acquiring Fund
from and against any and all losses,
 claims, damages,
liabilities or expenses (including,
without limitation,
the payment of reasonable legal fees
 and reasonable
costs of investigation) to which the
 acquiring Fund
 may become subject, insofar as such
loss, claim,
damage, liability or expense (or
actions with respect
 thereto) arises out of or is based on
 any breach by
 the acquired Fund of any of its
representations,
 warranties, covenants or agreements
 set forth in
 this agreement, provided that such
indemnification
 by the acquired Fund is not in violation
of any applicable law.
10. 	BROKERAGE FEES AND EXPENSES
      10.1. 	The Trust, on behalf of
the acquiring
Fund and on behalf of the acquired Fund,
represents
 and warrants that there are no brokers or
finders
entitled to receive any payments in
 connection with
 the transactions provided for herein.
      10.2. 	The expenses relating
to the proposed
Reorganization will be borne solely by
 Munder Capital
Management and its affiliates.  No such
 expenses shall
be borne by the acquired Fund or the
Acquiring Fund,
except for brokerage fees and expenses
incurred in
connection with the Reorganization.  The
 costs of the
Reorganization shall include, but not be
limited to,
costs associated with obtaining any
necessary order
of exemption from the 1940 Act, if any,
preparation
of the Registration Statement, printing and
distributing the Proxy Statement, legal fees,
accounting fees, securities registration fees,
 and expenses of holding shareholders meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly
incurring such expenses if and to the extent that
the payment by another person of such expenses would
 result in the disqualification of such party as a
regulated investment company within the meaning of
Section 851 of the Code.
11. 	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      11.1. 	The Trust has not made any
representation, warranty or covenant, on behalf
 of either the acquired Fund or the acquiring Fund,
 not set forth herein, and this agreement constitutes
 the entire agreement between the Acquiring Fund and acquired Fund with respect to the reorganization.
      11.2. 	The representations, warranties and
covenants contained in this agreement or in any
document delivered pursuant hereto or in connection
herewith shall survive the consummation of the
transactions contemplated hereunder.  The covenants
 to be performed after the Closing and the obligations
 of each of the acquired Fund and acquiring Fund in
 Sections 9.1 and 9.2 shall survive the Closing.
12. 	TERMINATION
      This Agreement may be terminated and the
transactions contemplated hereby may be abandoned
by resolution of the Trusts Board of Trustees, at
any time prior to the closing date, if circumstances
 should develop that, in its opinion, make proceeding
with the Agreement inadvisable.
13. 	AMENDMENTS
      This Agreement may be amended, modified or
supplemented in such manner as may be deemed
necessary or advisable by the authorized offices
 of the Trust; provided, however, that following
the meeting of the shareholders of the acquired Fund
called by the Trust pursuant to paragraph 5.2 of this agreement, no such amendment may have the effect of changing the provisions for determining the number of
Class A, Class B, Class C, Class K and Class Y Acquiring
 Fund Shares to be issued to the Class A, Class B,
 Class C, Class K and Class Y acquired Fund
Shareholders, respectively, under this Agreement
to the detriment of such shareholders without
 their further approval.
14. 	HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION
OF LIABILITY
      14.1. 	The Article and paragraph headings
contained in this Agreement are for reference purposes
only and shall not affect in any way the meaning or interpretation of this Agreement.
      14.2. 	This Agreement shall be governed by
and construed in accordance with the laws of the State
 of Delaware without regard to its principles of
conflicts of laws.
      14.3. 	This Agreement shall bind and inure
to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

MUNDER SERIES TRUST, on behalf of its MUNDER TAX-FREE
BOND FUND
By:
Title:

MUNDER SERIES TRUST, on behalf of its MUNDER
TAX-FREE SHORT & INTERMEDIATE BOND FUND
By:
Title:

With respect to Section 10.2 of this Agreement,
Accepted and Acknowledged by:
MUNDER CAPITAL MANAGEMENT
By:
Title:

273566.3.DC03





16